Exhibit 10.3

Asset Purchase Agreement

by and between

Supera Pharmaceuticals, Inc.

and

MYMD PHARMACEUTICALS, INC.

Dated as of November 11, 2020

1

2

Section 5.05	Conduct of Business Prior to Closing	14
Section 5.06	Further Assurances	14

Article VI MISCELLANEOUS		14

Section 6.01	Expenses	14
Section 6.02	Notices	14
Section 6.03	Interpretation; Headings	15
Section 6.04	Severability	15
Section 6.05	Entire Agreement	15
Section 6.06	Successors and Assigns	15
Section 6.07	Amendment and Modification; Waiver	15
Section 6.08	Governing Law; Submission to Jurisdiction	15
Section 6.09	Non-Survival of Representations, Warranties	15
Section 6.10	Counterparts	15

3

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of November 11, 2020, is entered into between MYMD PHARMACEUTICALS, INC., a Florida corporation (“Buyer”), and Supera Pharmaceuticals, Inc., a Florida corporation (“Seller”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, Seller is engaged in the business of developing synthetic derivatives of naturally grown cannabidiols (the “Business”);

WHEREAS, this Agreement is being entered into concurrently with that certain Agreement and Plan of Merger and Reorganization between Akers Biosciences, Inc., XYZ Merger Sub Inc., and MyMD Pharmaceuticals, Inc. (the “Merger Agreement”) that contemplates the merger, upon the terms and conditions set forth therein, of XYZ Merger Sub Inc. with and into the Buyer (the “Akers Merger”); and

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, substantially all the assets, and certain specified liabilities, of Seller, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
PURCHASE AND SALE

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, convey, assign, transfer, and deliver to Buyer, and Buyer shall purchase from Seller, the following assets, properties and rights of Seller, free and clear of all Encumbrances (collectively, the “Purchased Assets”):

(a) all Contracts (the “Assigned Contracts”) set forth on Section 1.01(d) of the disclosure schedules attached hereto (the “Disclosure Schedules”). The term “Contracts” means all contracts, leases, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures, and all other agreements, commitments, and legally binding arrangements, whether written or oral;

(b) all of Seller’s rights under warranties, indemnities, and all similar rights against third parties to the extent related to any Purchased Assets;

(c) originals or, where not available, copies, of all books and records, including books of account, ledgers, and general, financial, and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records, and data (including all correspondence with any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction (collectively, “Governmental Authority”)), sales material and records, strategic plans and marketing, and promotional surveys, material, and research (“Books and Records”);

4

(d) all Intellectual Property that is owned by Seller, together with all (i) royalties, fees, income, payments, and other proceeds now or hereafter due or payable to Seller with respect to such Intellectual Property; and (ii) claims and causes of action with respect to such Intellectual Property, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for past, present, or future infringement, misappropriation, or other violation thereof (collectively, the “Intellectual Property Assets”);

(e) all Technical Information;

(f) any inventories of compounds, products, supplies, equipment and other tangible assets used in connection with the Business;

(g) all authorizations, consents, approvals, licenses, orders, permits and exemptions of, and filings or registrations with, any governmental authority, to the extent transferable by the Seller;

(h) all goodwill and the going concern value of the Purchased Assets, Seller and the Business; and

(i) all other assets owned by Seller used or useful in the Business, whether or not reflected on the books and records of the Seller.

5

For purposes of this Agreement, (i) “Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, show-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, pharmacology and clinical data, tools, methods, formulae, processes, techniques, and other confidential and proprietary information and all rights therein (“Know-How”); (h) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; and (i) rights of publicity; (j) all licenses, sublicenses and other agreements by or through which other Person’s, including any Affiliate of Seller, granter Seller exclusive or non-exclusive rights or interests in any Intellectual Property (“IP Licenses”); and (k) all other intellectual or industrial property and proprietary rights and (ii) “Technical Information” means data and other information related to the Seller’s product candidates and/or compounds that is necessary and useful for the further research, development, manufacture, commercialization, and/or registration of such product candidates and/or compounds, that is owned by Seller or otherwise controlled by Seller, and that exists as of the Closing Date, including, without limitation, correspondence with U.S. Food and Drug Administration or other governmental authorities, clinical data, pre-clinical data, adverse event data, pharmaceutical development reports, formulations and other medical and technical information.

Section 1.02 Excluded Assets. Other than the Purchased Assets subject to Section 1.01, Buyer expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, any other assets or properties of Seller, and all such other assets and properties shall be excluded from the Purchased Assets (the “Excluded Assets”).

Section 1.03 Assumed Liabilities.

(a) Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform, and discharge only the following Liabilities of Seller (collectively, the “Assumed Liabilities”), and no other Liabilities:

(i) all trade accounts payable of Seller to third parties incurred in the ordinary course of business consistent with past practices of Seller and that remain unpaid and are not delinquent as of the Closing Date; and

(ii) all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business, and do not relate to any failure to perform, improper performance, warranty, or other breach, default, or violation by Seller on or prior to the Closing.

For purposes of this Agreement, “Liabilities” means liabilities, obligations, or commitments of any nature whatsoever, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise.

6

(b) Notwithstanding any provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform, or discharge any Liabilities of Seller or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). For purposes of this Agreement: (i) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (ii) the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

Section 1.04 Purchase Price. The aggregate purchase price (the “Purchase Price”) for the Purchased Assets shall be 33,937,909 shares of the common stock, par value $.001 per share, of Buyer (the “Purchase Shares”), plus the assumption of the Assumed Liabilities.

Section 1.05 Tax Treatment. For US federal income tax purposes, the parties intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Buyer and Seller shall file all returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns and claims for refund) (“Tax Returns”) in a manner consistent with the foregoing intention of the Parties.

Section 1.06 Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder.

Section 1.07 Third Party Consents. To the extent that Seller’s rights under any Purchased Asset may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by Law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

Article II
CLOSING

Section 2.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Foley & Lardner LLP, 100 North Tampa St., Suite 2700, Tampa, Florida 33602, immediately prior to (and contingent on) the closing of the Akers Merger, or at such other time or place or in such other manner as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.”

7

Section 2.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) a bill of sale in form and substance satisfactory to Buyer (the “Bill of Sale”) and duly executed by Seller, transferring the Tangible Personal Property included in the Purchased Assets to Buyer;

(ii) an assignment and assumption agreement in form and substance satisfactory to Buyer (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(iii) an assignment in form and substance satisfactory to Buyer (the “Intellectual Property Assignment”) and duly executed by Seller, transferring all of Seller’s right, title and interest in and to the Intellectual Property Assets to Buyer;

(iv) a certificate of the Secretary (or equivalent officer) of Seller certifying as to (A) the resolutions of the board of directors and the shareholders of Seller, which authorize the execution, delivery, and performance of this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Intellectual Property Assignment and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated hereby and thereby, and (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the other Transaction Documents; and

(v) such other customary instruments of transfer or assumption, filings, or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to the transactions contemplated by this Agreement.

(b) At the Closing, Buyer shall deliver to Seller the following:

(i) a stock certificate evidencing the Purchase Shares, duly endorsed in blank or accompanied by a stock power or other instrument of transfer (less any amounts which may be withheld for outstanding Tax Liabilities);

(ii) the Intellectual Property Assignment duly executed by Buyer; and

(iii) a certificate of the Secretary (or equivalent officer) of Buyer certifying as to (A) the resolutions of the board of directors of Buyer, which authorize the execution, delivery, and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the other Transaction Documents.

8

Section 2.03 Termination Prior to Closing.

(a) This Agreement and the transactions contemplated hereby shall automatically and immediately terminate upon the termination of the Merger Agreement, regardless of the reason for the termination of the Merger Agreement.

In the event of a termination of this Agreement under this Section 2.03, this Agreement shall forthwith become void and of no further force or effect and there shall be no liability or obligation on the part of any party hereto.

Article III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, board, and shareholder action on the part of Seller. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Section 3.02 No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation, bylaws, or other governing documents of Seller; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, other requirement, or rule of law of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, stipulation, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller or the Purchased Assets; (c) require the consent, notice, declaration, or filing with or other action by any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (“Person”) or require any permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any Contract to which Seller is a party or by which Seller is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (e) result in the creation or imposition of any charge, claim, pledge, equitable interest, lien, security interest, restriction of any kind, or other encumbrance (“Encumbrance”) on the Purchased Assets.

9

Section 3.03 Financial Statements. Complete copies of the unaudited financial statements consisting of the balance sheet of Seller as at December 31, 2020 and June 30, 2020 and the related statements of income and retained earnings, shareholders’ equity, and cash flow for the year and 6-month period, respectively, then ended (the “Financial Statements”) have been delivered to Buyer. The Financial Statements have been prepared in accordance with generally accepted accounting principles in effect in the United States from time to time, applied on a consistent basis throughout the period involved. The Financial Statements fairly present the financial condition of Seller as of the respective dates they were prepared and the results of the operations of Seller for the periods indicated. The balance sheet of Seller as of June 30, 2020 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”.

Section 3.04 Undisclosed Liabilities. Seller has no Liabilities, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.05 Absence of Certain Changes, Events, and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been any change, event, condition, or development that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of Seller; or (b) the value of the Purchased Assets.

Section 3.06 Assigned Contracts. Each Assigned Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. Neither Seller nor, to Seller’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Assigned Contract. No event or circumstance has occurred that would constitute an event of default under any Assigned Contract or result in a termination thereof. Complete and correct copies of each Assigned Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Buyer. There are no disputes pending or threatened under any Assigned Contract.

Section 3.07 Title to Purchased Assets. Seller has good and valid title to all of the Purchased Assets, free and clear of Encumbrances.

Section 3.08 Legal Proceedings; Governmental Orders.

(a) There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or, to Seller’s knowledge, threatened against or by Seller: (a) relating to or affecting Seller, the Purchased Assets, or the Assumed Liabilities; or (b) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

10

(b) There are no outstanding Governmental Orders against, relating to, or affecting Seller or the Purchased Assets.

Section 3.09 Compliance with Laws. Seller is in compliance with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets. The Purchased Assets are all of the assets used in the Business.

Section 3.10 Taxes. All Taxes due and owing by Seller have been, or will be, timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller. All Tax Returns required to be filed by Seller for any tax periods prior to Closing have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete, and correct in all respects. The term “Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property (real or personal), customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto.

Section 3.11 Intellectual Property.

(a) Section 3.11(a) of the Disclosure Schedules lists (i) all Intellectual Property Assets and (ii) all IP Licenses all licenses, sublicenses and other agreements by or through which other Persons grant Seller or Seller grants any other Persons any exclusive or non-exclusive rights or interests in or to any Intellectual Property (excluding shrink-wrap, click-wrap, or other similar agreements for commercially available off-the-shelf software). Seller is the exclusive owner of the Intellectual Property Assets, free and clear of all Encumbrances. The Intellectual Property Assets together with the Intellectual Property licensed to Seller pursuant to the IP Licenses constitutes all of the material Intellectual Property Rights used or held for use by the Seller in conducting the Business. Immediately after the Closing, Buyer will own all of the Intellectual Property Assets and will have a right to use all of the Intellectual Property licensed to Seller, free from any Encumbrances and on the same terms and conditions as in effect prior to the Closing.

(b) The conduct of the Business as currently conducted does not infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any Person and no Person is infringing, misappropriating or otherwise violating any Intellectual Property Assets. Notwithstanding anything to the contrary in this Agreement, this Section 3.11(b) constitutes the sole representation and warranty of Seller under this Agreement with respect to any actual or alleged infringement, misappropriation or other violation by Seller of any Intellectual Property of any other Person.

(c) Schedule 3.11(c) sets forth all contracts to which Seller is a party or is otherwise bound that relate to Intellectual Property used or held for use in the Business, including: (i) the IP Licenses; (ii) licenses of Intellectual Property to any other Person by Seller; (iii) contracts otherwise granting or restricting the right to use any Intellectual Property; and (iv) Contracts transferring, assigning, indemnifying with respect to or otherwise relating to Intellectual Property.

11

(d) Seller has taken all actions reasonably necessary to make or maintain in full force and effect all necessary filings, registrations and issuances in respect thereof necessary to maintain the Seller’s ownership rights in the Intellectual Property Assets, and such filings, registrations and issuances are valid and enforceable. Seller has taken all actions reasonably necessary to maintain the secrecy of all confidential Intellectual Property, including Know-How and Technical Information, used in the Business. Seller is not using or enforcing any of the Seller’s rights in material Intellectual Property Assets or Intellectual Property licensed to Seller in a manner that would reasonably be expected to result in the cancellation, invalidity or unenforceability thereof.

Section 3.12 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

Article IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation, bylaws, or other organizational documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any permit, license, or Governmental Order.

Section 4.03 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

12

Section 4.04 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Article V
COVENANTS

Section 5.01 Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall cause its or their respective directors, officers, employees, consultants, counsel, accountants, and other agents (“Representatives”) to hold, in confidence any and all information, whether written or oral, concerning Seller, the Purchased Assets or the Business, except to the extent that Seller can show that such information: (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates, or their respective Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates, or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by Governmental Order or Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain as promptly as possible an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.02 Public Announcements. Unless otherwise required by applicable Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement. Notwithstanding the foregoing, Seller consents to the disclosure of this Agreement and the transactions contemplated hereby by Akers in connection with any filings made by Akers with the U.S. Securities and Exchange Commission in connection with the Akers Merger.

Section 5.03 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer, or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer. Any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer, or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

Section 5.04 Transfer Taxes. All sales, use, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents, if any, shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

13

Section 5.05 Conduct of Business Prior to Closing Date. Seller covenants and agrees with Buyer that from the date hereof hereof through the Closing Date, except as otherwise expressly contemplated in this Agreement, unless Buyer otherwise consents in writing (which consent may be withheld Buyer’s sole discretion), Seller shall:

(a) Operate the Business in all material respects in the ordinary course of business and consistent with past practice.

(b) Timely comply in all material respects with the Assigned Contracts.

(c) Not sell, lease, grant any rights in or to or otherwise dispose of or otherwise relinquish control of, or agree to sell, lease or otherwise dispose of, the Purchased Assets.

(d) Not cause any of the Purchased Assets to be encumbered by any Encumbrances not in existence as of the date hereof that will not be satisfied as of the Closing Date.

Section 5.06 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Article VI
MISCELLANEOUS

Section 6.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 6.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:	Supera Pharmaceuticals, Inc.
324 S. Hyde Park Ave
Tampa, FL 33606
Attn: James A. McNulty
E-mail: jamcnulty@mymd.com

14

If to Buyer:	MYMD Pharmaceuticals, Inc.
324 S. Hyde Park Ave
Tampa, FL 33606
Attn: James A. McNulty
E-mail: jamcnulty@mymd.com

Section 6.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 6.05 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 6.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Any purported assignment in violation of this Section shall be null and void. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. Akers is an express third party beneficiary of this Agreement and no amendment shall be made to this Agreement without the prior written consent of Akers.

Section 6.08 Governing Law; Submission to Jurisdiction. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of Florida in each case located in the city of Tampa and county of Hillsborough County, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 6.09 Non-Survival of Representations, Warranties. The representations and warranties of Seller and Buyer contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at Closing, and only the covenants that by their terms survive Closing and this Article VI shall survive Closing.

Section 6.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page to Follow]

15

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Supera Pharmaceuticals, Inc.

By:	/s/ William McNulty
Name:	William McNulty
Title:	VP

MYMD Pharmaceuticals, Inc.

By:	/s/ James A. McNulty
Name:	James A. McNulty
Title:	CEO

16